UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2007
Date of Report (Date of earliest event reported)

COLOURED (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52140	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44 (0) 20 7031 1189
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K hereby amends our Current Report on Form 8-K filed on November 13, 2007 in order to provide disclosure on the Company’s amended offering of securities originally on disclosed on the Form 8-K.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement.

On December 17, 2007, Coloured (US) Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors for the purchase and sale of a total of 8,000,000 units of shares of common stock of the Company (the “Units”) at a price of US$0.025 per Unit for total proceeds of US$200,000 pursuant to Rule 903 under Regulation S of the United States Securities Act of 1933, as amended (the “Act”). Each Unit consists of one share (each a “Share”) and one share purchase warrant (each a “Warrant”), each Warrant entitles the holder to purchase an additional share of common stock of the Company (each a “Warrant Share”) at a price of $0.025 per Warrant Share for a period of two years from the date of issue (the “Unit Offering”). The proceeds from the Unit Offering will be expensed for general working capital of the Company. Further details of the Unit Offering are as reported in our Annual Report on Form 10-KSB filed with the Commission on January 15, 2008. The Unit Offering replaces and supersedes the Company’s previously announced offering of 4,000,000 shares of common stock at a price of $0.05 per share as described in the Company’s Current Report on Form 8-K filed on November 13, 2007.

A form of the Subscription Agreement is filed as Exhibit 10.1 to this current report.

Item 1.02	Termination of a Material Definitive Agreement.

The Company hereby amends its current report dated November 7, 2007 and filed with the SEC on November 13, 2007 with respect to the offering of a total of 4,000,000 shares of common stock of the Company at a price of US$0.05 per share pursuant to Rule 903 under Regulation S of the Act by the Company (the “Share Offering”). The terms of the Share Offering has been revised and replaced by the Unit Offering, as disclosed above under Item 10.1 of this current report. The subscription agreement entered into between the Company and Banque SCS Alliance SA pursuant to the Share Offering, a copy of which was filed as Exhibit 10.1 to our current report filed with the Commission on November 13, 2007 has been terminated. The 4,000,000 shares of common stock which were disclosed as having been issued have not in fact been issued.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

We have completed the following sales of equity securities in transactions that have not been registered under the Act and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

On December 17, 2007, we completed a private placement with nine investors of 8,000,000 units of shares of our common stock (the “Units”) at a price of US$0.025 per Unit for total proceeds of US$200,000 pursuant to Rule 903 under Regulation S of the United States Securities Act of 1933, as amended (the “Act”). Each Unit consists of one share and one share purchase warrant (each a “Warrant”), each Warrant entitles the holder to purchase an additional share of common stock of the Company at a price of $0.025 per share for a period of two years from the date of issue. No commissions were paid in connection with the completion of this offering. We completed the offering of the Units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the Units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Units. Each investor represented to us that the investor was not a “U.S. person”, as defined in Regulation S, and was not acquiring the Units for the account or benefit of a U.S. person. The subscription agreement executed between us and each of the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the subscription agreement for the Units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Regulation S subscription agreement entered into between the Company with certain Investors on December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLOURED (US) INC.

/s/ Lars Brannvall

Date: February 14, 2008	By:
Lars Brannvall
President and Chief Executive Officer